EXHIBIT 10.31



                ORDER AMENDING SALE ORDER ENTERED MARCH 18, 2001

         The Court, having considered the foregoing, hereby ORDERS that the following text is deemed substituted for the Court's interlineation of paragraph "f" on page 3 of its March 8, 2001 order approving the sale of HomeAccess MicroWeb, Inc. to Group Long Distance, Inc.

                  At closing, the Debtor is released of all obligations under GLDI's $250,000 postpetition loan to HomeAccess including the Debtor's pledge of its stock of HomeAccess and, at closing, GLDI agrees to convert said loan into capital of HomeAccess.


     IT IS SO ORDERED.


  DATED:March 12, 2001                          /s/ Kathleen P. March
                                                ---------------------
                                                KATHLEEN P. MARCH
                                                UNITED STATES BANKRUPTCY JUDGE

                                        4